Exhibit 10.1
EXECUTION COPY
AMENDED AND RESTATED ADVISORY AGREEMENT
THIS AMENDED AND RESTATED ADVISORY AGREEMENT, dated as of October 1, 2009, is between CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED, a Maryland corporation (the “Company”), and CAREY ASSET MANAGEMENT CORP., a Delaware corporation and wholly-owned subsidiary of W. P. Carey & Co. LLC (the “Advisor”).
W I T N E S S E T H:
WHEREAS, the Company intends to qualify as a REIT (as defied below), and to invest its funds in investments permitted by the terms of any prospectus pursuant to which it raised equity capital and Sections 856 through 860 of the Code (as defined below).
WHEREAS, the Company and the Advisor entered into an initial advisory agreement, dated November 7, 2001, which has been subsequently amended and restated.
WHEREAS, the Company desires to continue to avail itself of the experience, sources of information, advice and assistance of, and certain facilities available to, the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of the Board of Directors of the Company, all as provided herein;
WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth; and
WHEREAS, the parties desire to further amend and restate their mutual agreements as set forth herein:
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:
“2%/25% Guidelines.” The requirement, as provided for in Section 13 hereof, that, in the 12-month period ending on the last day of any fiscal quarter, Operating Expenses not exceed the greater of two percent of Average Invested Assets during such 12-month period or 25% of the Company’s Adjusted Net Income over the same 12-month period.
Acquisition Expense. To the extent not paid or to be paid by the seller or lessee in the case of a Property or the borrower in the case of a Loan, those expenses, including but not limited to travel and communications expenses, the cost of appraisals, title insurance, nonrefundable option payments on Property not acquired, legal fees and expenses, accounting fees and expenses and miscellaneous expenses, related to selection, acquisition and origination of Properties and Loans, whether or not a particular Property or Loan ultimately is acquired or originated. Acquisition Expenses shall not include Acquisition Fees.
Acquisition Fee. Any fee or commission (including any interest thereon) paid by the Company to the Advisor or, with respect to Section 9(d), by the Company to any party, in connection with the making or investing in Loans and the purchase, development or construction of Properties by the Company. A

Development Fee or a Construction Fee paid to a Person not affiliated with the Sponsor in connection with the actual development or construction of a project after acquisition of the Property by the Company shall not be deemed an Acquisition Fee. Acquisition Fees include, but are not limited to, any real estate commission, selection fee, development fee (other than as described above) or any fee of a similar nature, however designated. Acquisition Fees include Subordinated Acquisition Fees unless the context otherwise requires. Acquisition Fees shall not include Acquisition Expenses.
Adjusted Invested Assets. The average during any period of the aggregate historical cost, or to the extent available for a particular asset, the most recent Appraised Value, of the Investment Assets of the Company, before accumulated reserves for depreciation or bad debt allowances or other similar non-cash reserves, computed (unless otherwise specified) by taking the average of such values at the end of each month during such period.
Adjusted Investor Capital. As of any date, the Initial Investor Capital reduced by any Redemptions, other than Redemptions intended to qualify as a liquidity event for purposes of this Agreement, and by any other Distributions on or prior to such date determined by the Board to be from Cash from Sales and Financings.
Adjusted Net Income. For any period, the total revenues recognized in such period, less the total expenses recognized in such period, excluding additions to reserves for depreciation and amortization, bad debts or other similar non-cash reserves; provided, however, if the Advisor receives a Subordinated Incentive Fee, Adjusted Net Income for purposes of calculating total allowable Operating Expenses shall exclude any gain, losses or writedowns from the sale of the Company’s assets that gave rise to such Subordinated Incentive Fee.
Advisor. Carey Asset Management Corp, a corporation organized under the laws of the State of Delaware and wholly-owned by W. P. Carey & Co. LLC.
Affiliate. An Affiliate of another Person shall include any of the following: (i) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person; (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; or (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
Agreement. This Advisory Agreement.
Appraised Value. Value according to an appraisal made by an Independent Appraiser, which may take into consideration any factor deemed appropriate by such Independent Appraiser, including, but not limited to, the terms and conditions of any lease of the relevant property, the quality of any lessee’s credit and the conditions of the credit markets. The Appraised Value may be greater than the construction cost or the replacement cost of the property. For purposes of the definition of Adjusted Invested Assets, Appraised Value shall not include the initial appraisal of any property in connection with the acquisition of that property.
Articles of Incorporation. Articles of Incorporation of the Company under the General Corporation Law of Maryland, as amended from time to time, pursuant to which the Company is organized.

Asset Management Fee. The Asset Management Fee as defined in Section 9(a) hereof.
Average Invested Assets. The average during any period of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and in Loans, before reserves for depreciation, bad debts, impairments, amortization and all other similar non-cash reserves computed by taking the average of such daily values at the end of each month during such period.
Board or Board of Directors. The Board of Directors of the Company.
Bylaws. The bylaws of the Company.
Cash from Financings. Net cash proceeds realized by the Company from the financing of Investment Assets or the refinancing of any Company indebtedness.
Cash from Sales. Net cash proceeds realized by the Company from the sale, exchange or other disposition of any of its assets after deduction of all expenses incurred in connection therewith. Cash from Sales shall not include Cash from Financings.
Cash from Sales and Financings. The total sum of Cash from Sales and Cash from Financings.
Cause. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor that, in each case, is determined by a majority of the Independent Directors to be materially adverse to the Company, or a breach of a material term or condition of this Agreement by the Advisor and the Advisor has not cured such breach within 30 days of written notice thereof or, in the case of any breach that cannot be cured within 30 days by reasonable effort, has not taken all necessary action within a reasonable time period to cure such breach.
Change of Control. A change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if: (i) any “person” (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 8.5% or more of the combined voting power of the Company’s securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, which disposition is not approved by the Board; or (iv) there occurs a contested proxy solicitation of the Shareholders of the Company that results in the contesting party electing candidates to a majority of the Board’s positions next up for election.
Code. Internal Revenue Code of 1986, as amended.
Company. Corporate Property Associates 15 Incorporated, a corporation organized under the laws of the State of Maryland.
Competitive Real Estate Commission. The real estate or brokerage commission paid for the purchase or sale of a property that is reasonable, customary and competitive in light of the size, type and location of the property.

Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Property.
Contract Purchase Price. The amount actually paid for, or allocated to, the purchase, development, construction or improvement of a Property or acquired Loan or, in the case of an originated Loan, the principal amount of such Loan, exclusive, in each case, of Acquisition Fees and Acquisition Expenses.
Contract Sales Price. The total consideration received by the Company for the sale of Properties and Loans.
Cumulative Return. For the period for which the calculation is being made, the percentage resulting from dividing (A) the total Distributions for such period (not including Distributions out of Cash from Sales and Financings), by (B) the product of (i) the average Adjusted Investor Capital for such period (calculated on a daily basis), and (ii) the number of years (including fractions thereof) elapsed during such period. Notwithstanding the foregoing, neither the Shares received by the Advisor or its Affiliates for any consideration other than cash, nor the Distributions in respect of such Shares, shall be included in the foregoing calculation.
Development Fee. A fee for the packaging of a Property including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.
Directors. The persons holding such office, as of any particular time, under the Articles of Incorporation, whether they be the directors named therein or additional or successor directors.
Distributions. Distributions declared by the Board.
GAAP. Generally accepted accounting principles in the United States.
Good Reason. With respect to the termination of this Agreement, (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company’s obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company; provided that such breach (a) is of a material term or condition of this Agreement and (b) the Company has not cured such breach within 30 days of written notice thereof or, in the case of any breach that cannot be cured within 30 days by reasonable effort, has not taken all necessary action within a reasonable time period to cure such breach.
Gross Offering Proceeds. The aggregate purchase price of Shares sold in any Offering.
Independent Appraiser. A qualified appraiser of real estate as determined by the Board, who is not affiliated, directly or indirectly, with the Company, the Advisor or their respective Affiliates. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.
Independent Director. A Director of the Company who meets the criteria for an Independent Director specified in the Bylaws.
Individual. Any natural person and those organizations treated as natural persons in Section 542(a) of the Code.

Initial Closing Date. The first date on which Shares were issued pursuant to an Offering.
Initial Investor Capital. The total amount of capital invested from time to time by Shareholders (computed at the Original Issue Price per Share), excluding any Shares received by the Advisor or its Affiliates for any consideration other than cash.
Investment Asset. Any Property, Loan or Other Permitted Investment Asset.
Loan Refinancing Fee. The Loan Refinancing Fee as defined in Section 9(e) hereof.
Loans. The notes and other evidences of indebtedness or obligations acquired or entered into by the Company as lender which are secured or collateralized by personal property, or fee or leasehold interests in real estate or other assets, including but not limited to first or subordinate mortgage loans, construction loans, development loans, loans secured by capital stock or any other assets or form of equity interest and any other type of loan or financial arrangement, such as providing or arranging for letters of credit, providing guarantees of obligations to third parties, or providing commitments for loans. The term “Loans” shall not include leases which are not recognized as leases for Federal income tax reporting purposes.
Market Value. The value calculated by multiplying the total number of outstanding Shares by the average closing price of the Shares over the 30 trading days beginning 180 calendar days after the Shares are first listed on a national security exchange or included for quotation on Nasdaq, as the case may be.
Nasdaq. The national automated quotation system operated by the National Association of Securities Dealers, Inc.
Offering. The offering of Shares pursuant to a Prospectus.
Operating Expenses. All operating, general and administrative expenses paid or incurred by the Company, as determined under GAAP, except the following: (insofar as they would otherwise be considered operating, general and administrative expenses under GAAP): (i) interest and discounts and other cost of borrowed money; (ii) taxes (including state and Federal income tax, property taxes and assessments, franchise taxes and taxes of any other nature); (iii) expenses of raising capital, including Organization and Offering Expenses, printing, engraving, and other expenses, and taxes incurred in connection with the issuance and distribution of the Company’s Shares and Securities; (iv) Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, origination, ownership and operation of real estate interests, mortgage loans, or other property, including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property; (v) Acquisition Fees or Subordinated Disposition Fees payable to the Advisor or any other party; (vi) non-cash items, such as depreciation, amortization, depletion, and additions to reserves for depreciation, amortization, depletion, losses and bad debts; (vii) Termination Fees; and (viii) Subordinated Incentive Fees paid in compliance with Section 9(i). Notwithstanding anything herein to the contrary, Operating Expenses shall include the Asset Management Fee and the Loan Refinancing Fee.
Organization and Offering Expenses. Those expenses payable by the Company in connection with the formation, qualification and registration of the Company and in marketing and distributing Shares, including, but not limited to: (i) the preparation, printing, filing and delivery of any registration statement or Prospectus and the preparing and printing of contractual agreements between the Company and the Sales Agent and the Selected Dealers (including copies thereof); (ii) the preparing and printing of the Articles of Incorporation and Bylaws, solicitation material and related documents and the filing and/or recording of such documents necessary to comply with the laws of the State of Maryland for the formation of a corporation and thereafter for the continued good standing of a corporation; (iii) the qualification or registration of the Shares under state securities or “Blue Sky” laws; (iv) any escrow arrangements, including any compensation to an escrow agent; (v) the filing fees payable to the SEC and to the National Association of Securities Dealers, Inc.; (vi) reimbursement for the reasonable and identifiable out-of-pocket expenses of the Sales Agent and the Selected Dealers, including the cost of their counsel; (vii) the fees of the Company’s counsel; (viii) all advertising expenses incurred in connection with the Offering, including the cost of all sales literature and the costs related to investor and broker-dealer sales and information meetings and marketing incentive programs; and (ix) selling commissions, certain annual monitoring fees paid to the Sales Agent with respect to Shares sold to clients of the Sales Agent or Selected Dealers, marketing fees, incentive fees, due diligence fees and wholesaling fees and expenses incurred in connection with the sale of the Shares.
Original Issue Price. For any share issued in an Offering, the price at which such Share was initially offered to the public by the Company, regardless of whether reduced selling commissions were paid in connection with the purchase of such Shares from the Company.
Other Permitted Investment Asset. An asset, other than cash, cash equivalents, short term bonds, auction rate securities and similar short term investments, acquired by the Company for investment purposes that is not a Loan or a Property and is consistent with the investment objectives and policies of the Company.
Other Permitted Investment Assets Fee. The Other Permitted Investment Assets Fee as defined in Section 9(h).
Person. An Individual, corporation, partnership, joint venture, association, company, trust, bank, or other entity, or government or any agency or political subdivision of a government.
Preferred Return. A Cumulative Return of six percent computed from the Initial Closing Date through the date as of which such amount is being calculated.
Property or Properties. The Company’s partial or entire interest in real property (including leasehold interests) and personal or mixed property connected therewith. An investment which obligates the Company to acquire a Property will be treated as a Property for purposes of this Agreement.
Property Management Fee. A fee for property management services rendered by the Advisor or its Affiliates in connection with Properties acquired directly or through foreclosure.
Prospectus. Any prospectus pursuant to which the Company offers Shares in a public offering, as the same may at any time and from time to time be amended or supplemented after the effective date of the registration statement in which it is included.
Redemptions. An amount determined by multiplying the number of Shares redeemed by the Original Issue Price.
REIT. A real estate investment trust, as defined in Sections 856-860 of the Code.
Sales Agent. Carey Financial Corporation.
Securities. Any stock, shares (other than currently outstanding Shares and subsequently issued Shares), voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise or in general any instruments commonly known as “securities” or any certificate of interest, shares or participation in temporary or interim certificates for receipts (or, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing), which subsequently may be issued by the Company.
Selected Dealers. Broker-dealers who are members of the National Association of Securities Dealers, Inc. and who have executed an agreement with the Sales Agent in which the Selected Dealers agree to participate with the Sales Agent in the Offering.
Shareholders. Those Persons who, at the time any calculation hereunder is to be made, are shown as holders of record of Shares on the books and records of the Company.
Shares. All of the shares of common stock of the Company, $.001 par value, and any other shares of common stock of the Company.
Sponsor. W.P. Carey & Co. LLC and any other Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will control, manage or participate in the management of the Company, and any Affiliate of any such person. Sponsor does not include a person whose only relationship to the Company is that of an independent property manager and whose only compensation is as such. Sponsor also does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.
Subordinated Acquisition Fee. The Subordinated Acquisition Fee as defined in Section 9(c).
Subordinated Disposition Fee. The Subordinated Disposition Fee as defined in Section 9(g) hereof.
Subordinated Incentive Fee. The Subordinated Incentive Fee as defined in Section 9(i) hereof.
Termination Date. The effective date of any termination of this Agreement.
Termination Fee. An amount equal to 15% of the amount, if any, by which (1) the fair value of the Investment Assets, less the amount of all indebtedness secured by such Investment Assets and less any fees (other than the Termination Fee) payable to the Advisor, in each case as of the Termination Date, exceeds (2) the total of the Adjusted Investor Capital plus an amount equal to the Preferred Return through the Termination Date reduced by the total Distributions paid by the Company from its inception through the Termination Date (other than Distributions made from Cash from Sales and Financings that are counted in determining Adjusted Investor Capital). For purposes of calculating this Fee (i) the fair value of any Property shall be its Appraised Value, and (ii) any payments in respect of redeemed Shares (other than in respect of Redemptions intended to qualify as a liquidity event for purposes of this Agreement), Shares received by the Advisor or its Affiliates for any consideration other than cash and the Distributions in respect of such Shares shall be excluded.
Total Property Cost. With regard to any Property or Loan, an amount equal to the sum of the Contract Purchase Price of such Property or Loan plus the Acquisition Fees paid in connection with such Property or Loan.
Triggering Event. With regard to any Investment Asset, the occurrence of any of the following during the six months after the closing date of the acquisition of the Investment: (a) the failure by an obligor on an Investment Asset to pay rent, interest or principal, or other material payment, to the Company when due (after giving effect to all applicable grace periods) or (b) the obligor on an

Investment Asset (including a guarantor) (1) commences a voluntary case or proceeding under applicable bankruptcy or reorganization law, (2) consents to the entry of a decree or order for relief in an involuntary proceeding under applicable bankruptcy law, (3) consents to the filing of a petition or the appointment of a custodian, receiver or liquidator, (4) makes an assignment for the benefit of creditors, (5) admits in writing its inability to pay its debts as they come due; (6) is the subject of a decree or order for relief entered by a court of competent jurisdiction in respect of such obligor in an involuntary bankruptcy case or proceeding, or a decree or order adjudging such obligor bankrupt or insolvent or appointing a custodian, receiver or liquidator for the obligor.
2. APPOINTMENT. The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.
3. DUTIES OF THE ADVISOR. The Advisor undertakes to use its best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation and Bylaws of the Company and any Prospectus pursuant to which Shares are offered, the Advisor shall, either directly or by engaging an Affiliate:
(a) serve as the Company’s investment and financial advisor and provide research and economic and statistical data in connection with the Company’s assets and investment policies;
(b) provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company;
(c) investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;
(d) consult with Directors of the Company and assist the Board in the formulation and implementation of the Company’s policies, and furnish the Board with such information, advice and recommendations as they may request with respect or as otherwise may be necessary to enable them to discharge their fiduciary duties with respect to matters coming before the Board.
(e) subject to the provisions of Sections 3(g) and 4 hereof: (i) locate, analyze and select potential investments in Investment Assets; (ii) structure and negotiate the terms and conditions of transactions pursuant to which investments in Investment Assets will be made, purchased or acquired by the Company; (iii) make investments in Investment Assets on behalf of the Company in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing of, make other changes in the asset or capital structure of, dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Investment Assets; and (v) enter into leases and service contracts for Properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Properties;
(f) provide the Board with periodic reports regarding prospective investments in Investment Assets; the occurrence of any Triggering Event during the prior fiscal quarter; and the amounts of “dead deal” costs incurred by the Company during the prior fiscal quarter.
(g) obtain the prior approval of the Board (including a majority of the Independent Directors) for any and all investments in Property which do not meet all of the requirements set forth in Section 4(b) hereof;
(h) negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, and negotiate on behalf of the Company with investment banking firms and broker-dealers or negotiate private sales of Shares and Securities or obtain loans for the Company, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;
(i) obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Investment Assets;
(j) obtain for, or provide to, the Company such services as may be required in acquiring, managing and disposing of Investment Assets, including, but not limited to: (i) the negotiation, making and servicing of Loans; (ii) the disbursement and collection of Company monies; (iii) the payment of debts of and fulfillment of the obligations of the Company; and (iv) the handling, prosecuting and settling of any claims of or against the Company, including, but not limited to, foreclosing and otherwise enforcing mortgages and other liens securing the Loans;
(k) from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company under this Agreement;
(l) communicate on behalf of the Company with Shareholders as required to satisfy the reporting and other requirements of any governmental bodies or agencies to Shareholders and third parties and otherwise as requested by the Company;
(m) provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;
(n) provide the Company with such accounting data and any other information requested by the Company concerning the investment activities of the Company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;
(o) maintain the books and records of the Company;
(p) supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Properties and Loans;

(q) provide the Company with all necessary cash management services;
(r) do all things necessary to assure its ability to render the services described in this Agreement;
(s) perform such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Advisor shall deem advisable under the particular circumstances;
(t) arrange to obtain on behalf of the Company as requested by the Board, and deliver to or maintain on behalf of the Company copies of, all appraisals obtained in connection with investments in Properties and Loans; and
(u) if a transaction, proposed transaction or other matter requires approval by the Board or by the Independent Directors, deliver to the Board or the Independent Directors, as the case may be, all documentation reasonably requested by them to properly evaluate such transaction, proposed transaction or other matter.
(v) on an annual basis, no later than 90 days prior to the end of each term of this Agreement, provide the Independent Directors with a report on (1) the Advisor’s performance during the past year, (2) the compensation paid to the Advisor during such year and (3) any proposed changes to the compensation to be paid to the Advisor during the upcoming year if the Agreement is renewed. The Advisor’s report shall address, among other things, (a) those matters identified in the Company’s organizational documents as matters which the Independent Directors must review each year with respect to the Advisor’s performance and compensation; (b) whether any Triggering Event occurred with respect to an Investment Asset acquired during the past year; and (c) the “dead deal” costs incurred by the Company during the past year. If a Triggering Event has occurred, the Independent Directors may consider whether. after taking account of the overall performance of the Advisor during the past year, they wish to request that the Advisor refund all or a portion of the Initial Acquisition Fee paid by the Company in respect of such Investment Asset, and if the Independent Directors make that request, the Advisor shall refund such amount to the Company within 60 days after receipt of such request. In addition, the Independent Directors may request that the Advisor refund certain of the dead deal costs incurred by the Company if, in light of the circumstances under which such costs were incurred, the Independent Directors determine that the Company should not bear such costs.
4. AUTHORITY OF ADVISOR.
(a) Pursuant to the terms of this Agreement (and subject to the restrictions included in Paragraphs (b), (c) and (d) of this Section 4 and in Section 7 hereof), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Advisor the authority to: (1) locate, analyze and select investment opportunities; (2) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company; (3) acquire Property, make or acquire Loans and make or acquire Other Permitted Investment Assets in compliance with the investment objectives and policies of the Company; (4) arrange for financing or refinancing, or make changes in the asset or capital structure of, and dispose of or otherwise deal with, Investment Assets; (5) enter into leases and service contracts for Properties, and perform other property level operations; (6) oversee non-affiliated property managers and other non-affiliated Persons who perform services for the Company; and (7) undertake accounting and other record-keeping functions at the Investment Asset level.

(b) The consideration paid for an Investment Asset acquired by the Company shall ordinarily be based on the fair market value thereof. Consistent with the foregoing provision, the Advisor may, without further approval by the Board (except with respect to transactions subject to paragraphs (c) and (d)) invest on behalf of the Company in an Investment Asset so long as, in the Advisor’s good faith judgment, (i) the Total Property Cost of such Investment Asset does not exceed the fair market value thereof, and in the case of an Investment Asset that is a Property, shall in no event exceed the Appraised Value of such Property and (ii) the Investment Asset, in conjunction with the Company’s other investments and proposed investments, at the time the Company is committed to purchase or originate the Investment Asset, is reasonably expected to fulfill the Company’s investment objectives and policies as established by the Board and then in effect. For purposes of the foregoing, Total Property Cost shall be measured at the date the Investment Asset is acquired and shall exclude future commitments to fund improvements. Investments not meeting the foregoing criteria must be approved in advance by the Board.
(c) Notwithstanding anything to the contrary contained I this Agreement, the Advisor shall not cause the Company to make investments that do not comply with Article VIII (Restrictions on Investment and Activities) and related sections of the Bylaws.
(d) The prior approval of the Board, including a majority of the Independent Directors and a majority of the Directors not interested in the transaction, will be required for: (i) investments in Properties made through co-investment or joint venture arrangements with the Sponsor, the Advisor or any of their Affiliates; (ii) investments in Investment Assets which are not contemplated by the terms of a Prospectus; (iii) transactions that present issues which involve conflicts of interest for the Advisor or an Affiliate (other than conflicts involving the payment of fees or the reimbursement of expenses); (iv) the lease of assets to the Sponsor, any Director, the Advisor or any Affiliate of the Advisor; (v) any purchase or sale of an Investment Asset from or to the Advisor or an Affiliate; and (vi) the retention of any Affiliate of the Advisor to provide services to the Company not expressly contemplated by this Agreement and the terms of such services by such Affiliate. In addition, the Advisor shall comply with any further approval requirements set forth in the Bylaws.
(e) The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 4. If and to the extent the Board so modifies or revokes the authority contained herein, the Advisor shall henceforth comply with such modification or revocation, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.
5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.
6. RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company.

7. LIMITATIONS ON ACTIVITIES. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would adversely affect the status of the Company as a REIT, subject the Company to regulation under the Investment Company Act of 1940, would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its Shares or its Securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its shareholders, directors, officers and employees, and partners, shareholders, directors and officers of the Advisor’s shareholders and Affiliates of any of them, shall not be liable to the Company, or to the Directors or Shareholders for any act or omission by the Advisor, its shareholders, directors, officers and employees, or partners, shareholders, directors or officers of the Advisor’s shareholders except as provided in Sections 20 and 22 hereof.
8. RELATIONSHIP WITH DIRECTORS. There shall be no limitation on any shareholder, director, officer, employee or Affiliate of the Advisor serving as a Director or an officer of the Company, except that no employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than for reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board; for the avoidance of doubt, the limitations of this Section 8 shall not apply to any compensation paid by the Advisor or any Affiliate for which the Company reimbursed the Advisor or Affiliate in accordance with Section 10 hereof.
9. FEES.
(a) ASSET MANAGEMENT FEE. The Company shall pay to the Advisor as compensation for the advisory services rendered to the Company hereunder an amount equal to one percent per annum of the Adjusted Invested Assets of the Company (the “Asset Management Fee”) calculated as set forth below. The Asset Management Fee will be calculated monthly, beginning with the month in which the Company first makes an investment in Investment Assets, on the basis of one-twelfth of one percent of the Adjusted Invested Assets for that month, computed as a daily average. The Asset Management Fee shall be prorated for the number of days during the month that the Company owns an Investment Asset. One-half of the Asset Management Fee with respect to a Property or Loan will be paid on the first business day of each month, beginning on the first business day after the month in which the Investment Asset was acquired or originated. The remaining one-half of the Asset Management Fee shall be subordinated to the extent described below and shall be payable quarterly. The subordinated Asset Management Fee for any quarter shall be payable only if the Preferred Return has been met through the end of the applicable quarter. Any portion of the subordinated Asset Management Fee not paid due to the Company’s failure to meet the Preferred Return shall be paid by the Company, to the extent it is not restricted by the 2%/25% Guidelines as described below, at the end of the next fiscal quarter through which the Company has met the Preferred Return. If at the end of any fiscal quarter, the Company’s Operating Expenses exceed the 2%/25% Guidelines over the immediately preceding 12 months, payment of the subordinated Asset Management Fee will be withheld consistent with Section 13. For purposes of calculating the value per share of restricted stock given for payment of the Asset Management Fee, the price per share shall be: (i) the net asset value per share as determined by the most recent appraisal performed by an independent third party at the time such Asset Management Fee was earned or, if an appraisal has not yet been made and accepted by the Company, (ii) $10 per share. Any part of the Asset

Management Fee that has been subordinated pursuant to this subsection (a) shall not be deemed earned until such time as payable hereunder.
(b) ACQUISITION FEE. The Advisor may receive as compensation in connection with the investigation, selection, acquisition or origination (by purchase, investment or exchange) of any Property or Loan, an Acquisition Fee payable by the Company at the time such Property or Loan is acquired. The total such Acquisition Fees (not including Subordinated Acquisition Fees and any interest thereon) payable to the Advisor may not exceed two-and-one-half percent of the aggregate Total Property Cost of all Properties and Loans acquired or originated by the Company, subject to the limitations set forth in paragraph 9(d).
(c) SUBORDINATED ACQUISITION FEE. In addition to the Acquisition Fee described in Section 9(b) above, the Advisor may receive as additional compensation for services rendered in connection with the investigation, selection, acquisition or origination (by purchase, investment or exchange) of Properties and Loans a Subordinated Acquisition Fee payable by the Company to the Advisor or its Affiliates (the “Subordinated Acquisition Fee”). The total Subordinated Acquisition Fees paid may not exceed two percent of the aggregate Total Property Cost of all Properties and Loans purchased and originated by the Company, measured at such time as the Company shall have completed all Offerings (other than pursuant to its dividend reinvestment plan) and invested substantially all of the net proceeds of such Offerings, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in any transaction approves the excess as being commercially competitive, fair and reasonable to the Company. The unpaid portion of the Subordinated Acquisition Fee payable to the Advisor and its Affiliates with respect to any Property or Loan shall bear interest at the rate of five percent per annum from the date of acquisition of such Property or Loan until such portion is paid. Subject to the following sentence, the Subordinated Acquisition Fee with respect to any Investment Asset shall be payable in equal annual installments on January 1 of each of the three calendar years following the date such Asset was purchased; accrued interest on all unpaid Subordinated Acquisition Fees shall also be payable on such dates. The portion of the Subordinated Acquisition Fees, and accrued interest thereon, otherwise payable on any January 1 shall be payable only if the Preferred Return through the end of the fiscal year preceding such January 1 has been met. Any portion of the Subordinated Acquisition Fees, and accrued interest thereon, not paid due to the Company’s failure to meet the Preferred Return through any fiscal year end shall be paid by the Company on the January 1 following the first fiscal year thereafter through which the Preferred Return has been met.
(d) SIX PERCENT LIMITATION. The total amount of Acquisition Fees plus Subordinated Acquisition Fees and any interest thereon, whether payable to the Advisor or a third party, and Acquisition Expenses may not exceed six percent of the sum of the aggregate Contract Purchase Price of all Properties and Loans measured for the period beginning on the date of the initial acquisition of a Property or Loan by the Company and ending on each December 31 after the date hereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in any transaction approves fees in excess of this limit as being commercially competitive, fair and reasonable to the Company.
(e) LOAN REFINANCING FEE. The Company shall pay to the Advisor for all qualifying loan refinancings of Properties a Loan Refinancing Fee in the amount up to one percent of the principal amount of the refinanced loan. Any Loan Refinancing Fee shall be due and payable upon the funding of the related loan or as soon thereafter as is reasonably practicable. A refinancing will qualify for a Loan Refinancing Fee only if the refinanced loan is secured by Property and (i) the maturity date of the refinanced loan (which must have a term of five years or more) is less than one year from the date of the refinancing; or (ii) the terms of the new loan represent, in the judgment of a majority of the Independent Directors, an improvement over the terms of the refinanced loan; or (iii) the new loan is approved by the Board, including a majority of the Independent Directors and, in each case, the Loan Refinancing Fee is found, in the judgment of a majority of the Independent Directors, to be in the best interest of the Company.
(f) PROPERTY MANAGEMENT FEE. No Property Management Fee shall be paid unless approved by a majority of the Independent Directors.
(g) SUBORDINATED DISPOSITION FEE. If the Advisor or an Affiliate provides a substantial amount of services in the sale of a Property or Loan, the Advisor or such Affiliate shall receive a fee equal to the lesser of: (i) 50% of the Competitive Real Estate Commission and (ii) three percent of the Contract Sales Price of such Property (the “Subordinated Disposition Fee”). The Subordinated Disposition Fee will be paid only if Shareholders have received in the aggregate a return of 100% of Initial Investor Capital (through liquidity or Distributions) plus a Preferred Return through the end of the fiscal quarter immediately preceding the date the Subordination Disposition Fee is paid. The return requirement will be deemed satisfied if the total Distributions paid by the Company have satisfied the Preferred Return requirement and the Market Value of the Company equals or exceeds Adjusted Investor Capital. To the extent that Subordinated Disposition Fees are not paid by the Company on a current basis due to the foregoing limitation, the unpaid fees will be due and paid at such time as the limitation has been satisfied. The Subordinated Disposition Fee may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total of all real estate commissions in respect of a Property paid to all Persons by the Company and the Subordinated Disposition Fee shall not exceed an amount equal to the lesser of: (i) six percent of the Contract Sales Price of such Property or (ii) the Competitive Real Estate Commission. The Advisor shall present to the Independent Directors such information as they may reasonably request to review the level of services provided by the Advisor in connection with a disposition and the basis for the calculation of the amount of the accrued Subordinated Disposition Fees on an annual basis. The amount of any accrued Subordinated Disposition Fee shall be deemed conclusively established once it has been approved by the Independent Directors, absent a subsequent finding of error. No payment of Subordinated Disposition Fees shall be made prior to review and approval of such information by the Independent Directors. If this Agreement is terminated prior to such time as the Shareholders have received (through liquidity or Distributions) a return of 100% of Initial Investor Capital plus a Preferred Return through the date of termination of this Agreement, an appraisal of the Properties then owned by the Company shall be made and any unpaid Subordinated Disposition Fee on Properties sold prior to the date of termination will be payable if the Appraised Value of the Properties then owned by the Company plus Distributions to Shareholders prior to the date of termination of this Agreement (through liquidity or Distributions) is equal to or greater than 100% of Initial Investor Capital plus an amount sufficient to pay a Preferred Return through the date of termination of this Agreement. If the Company’s Shares are listed on a national securities exchange or included for quotation on Nasdaq and, at the time of such listing, the Advisor or an Affiliate has provided a substantial amount of services in the sale of Property, for purposes of determining whether the subordination conditions for the payment of the Subordinated Disposition Fee have been satisfied, Shareholders will be deemed to have received a Distribution in an amount equal to the Market Value of the Company.
(h) OTHER PERMITTED INVESTMENT ASSETS FEE. The Advisor may receive as compensation for services rendered in connection with the investigation, selection, acquisition or origination of Other Permitted Investments a fee (the “Other Permitted Investment Assets Fee”) that shall be negotiated in good faith by the Advisor and the Company and approved by the

Board (including a majority of the Independent Directors) on a case by case basis; provided that such compensation shall be on terms not more favorable, taken as a whole, than what the Advisor receives in respect of investments in Properties and Loans.
(i) SUBORDINATED INCENTIVE FEE. A fee shall be payable to the Advisor in an amount equal to 15% of Cash from Sales distributable to Shareholders after Shareholders have received a return of 100% of Initial Investor Capital (through liquidity or Distributions) plus a Preferred Return through the date payment is made (the “Subordinated Incentive Fee”). For these purposes the Shareholders will be deemed to have been provided liquidity if the Shares are listed on a national security exchange or included for quotation on Nasdaq. The return requirement will be deemed satisfied if the total Distributions paid by the Company has satisfied the Preferred Return requirement and the Market Value of the Company equals or exceeds Adjusted Investor Capital. If liquidity is provided through the redemption plan, the value of the Company will be the redemption price, net of any surrender fee, multiplied by the total number of outstanding Shares. A similar measurement will be used for other forms of liquidity. The Company shall have the option to pay such fee in the form of a promissory note or as set forth in Section 9(l). The promissory note shall be fully amortizing over five years, provide for quarterly payments and bear interest at the prime rate announced from time to time in The Wall Street Journal.
(j) LOANS FROM AFFILIATES. The Company shall not borrow funds from the Advisor or its Affiliates unless (A) the transaction is approved by a majority of the Independent Directors and a majority of the Directors who are not interested in the transaction as being fair, competitive and commercially reasonable, (B) the interest and other financing charges or fees received by the Advisor or its Affiliates do not exceed the amount which would be charged by non-affiliated lending institutions and (C) the terms are not less favorable than those prevailing for comparable arm’s-length loans for the same purpose. The Company will not borrow on a long-term basis from the Advisor or its Affiliates unless it is to provide the debt portion of a particular investment and the Company is unable to obtain a permanent loan at that time or in the judgment of the Board, it is not in the Company’s best interest to obtain a permanent loan at the interest rates then prevailing and the Board has reason to believe that the Company will be able to obtain a permanent loan on or prior to the end of the loan term provided by the Advisor or its Affiliates.
(k) CHANGES TO FEE STRUCTURE. In the event the Shares are listed on a national securities exchange or are included for quotation on Nasdaq, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for an entity with a perpetual life. A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Directors may consider any of the factors they deem relevant, including but not limited to: (a) the size of the Advisory Fee in relation to the size, composition and profitability of the Company’s portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (c) the rates charged to other REITs and to investors other than REITs by Advisors performing similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (e) the quality and extent of service and advice furnished by the Advisor; (f) the performance of the investment portfolio of the Company, including income, conversion or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (g) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The new fee structure can be no more favorable to the Advisor than the current fee structure. The

Independent Directors shall not approve any new fee structure that is in their judgment more favorable (taken as a whole) to the Advisor than the current fee structure.
(l) PAYMENT. Compensation payable to the Advisor pursuant to this Section 9 shall be paid in cash; provided, however, that any fee payable pursuant to Section 9 may be paid, at the option of the Advisor, in the form of: (i) cash, (ii) common stock of the Company, or (iii) a combination of cash and common stock. The Advisor shall notify the Company in writing annually of the form in which the fee shall be paid. Such notice shall be provided no later than January 15 of each year. If no such notice is provided, the fee shall be paid in cash. For purposes of the payment of compensation to the Advisor in the form of stock, the value of each share of common stock shall be: (i) the Net Asset Value per Share as determined by the most recent appraisal of the Company’s assets performed by an Independent Appraiser, or (ii) if an appraisal has not yet been performed, $10 per share. If shares are being offered to the public at the time a fee is paid with stock, the value shall be the price of the stock without commissions. The Net Asset Value determined on the basis of such appraisal may be adjusted on a quarterly basis by the Board to account for significant capital transactions. Stock issued by the Company to the Advisor in payment of fees hereunder shall be governed by the terms set forth in Schedule A hereto, or such other terms as the Advisor and the Company may from time to time agree.
10. EXPENSES. (a) Subject to the limitations set forth in Section 9(d), to the extent applicable, in addition to the compensation paid to the Advisor pursuant to Section 9 hereof, the Company shall pay directly or reimburse the Advisor for the following expenses:
(i) all Acquisition Expenses;
(ii) to the extent not otherwise included in Acquisition Expenses, all expenses of whatever nature reasonably incurred and directly connected with the proposed acquisition of any Investment that does not result in the actual acquisition of the Investment, including, without limitation, personnel costs;
(iii) expenses other than Acquisition Expenses incurred in connection with the investment of the funds of the Company, including, without limitation, costs of retaining industry or economic consultants and finder’s fees and similar payments, to the extent not paid by the seller of the Investment Asset or another third party, regardless of whether such expenses were incurred in transactions where a fee is not payable to the Advisor;
(iv) interest and other costs for borrowed money, including discounts, points and other similar fees;
(v) taxes and assessments on income of the Company, to the extent paid or advanced by the Advisor, or on Property and taxes as an expense of doing business;
(vi) costs associated with insurance required in connection with the business of the Company or by the Directors;
(vii) expenses of managing and operating Properties owned by the Company, whether payable to an Affiliate of the Advisor or a non-affiliated Person;
(viii) fees and expenses of legal counsel for the Company;

(ix) fees and expense of auditors and accountants for the Company;
(x) all expenses in connection with payments to the Directors and meetings of the Directors and Shareholders;
(xi) expenses associated with listing the Shares and Securities on a securities exchange or Nasdaq if requested by the Board;
(xii) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Board to the Shareholders;
(xiii) expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;
(xiv) expenses of maintaining communications with Shareholders, including the cost of preparation, printing and mailing annual reports and other Shareholder reports, proxy statements and other reports required by governmental entities;
(xv) expenses related to the Properties and Loans and other fees relating to making investments including personnel and other costs incurred in Property or Loan transactions where a fee is not payable to the Advisor other than as provided in Section 10(b) hereof; and
(xvi) all other expenses the Advisor incurs in connection with providing services to the Company, including reimbursement to the Advisor or its Affiliates for the cost of rent, goods, materials and personnel incurred by them based upon the compensation of the Persons involved and an appropriate share of overhead allocable to those Persons as reasonably determined by the Advisor on a basis approved annually by the Board (including a majority of the Independent Directors). No reimbursement shall be made for the cost of personnel to the extent that such personnel are used in transactions for which the Advisor receives a separate fee.
(b) Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 10 shall be reimbursed quarterly to the Advisor within 60 days after the end of each quarter, subject to the provisions of Section 13 hereof. The Advisor shall prepare a statement documenting the Operating Expenses within 45 days after the end of each quarter.
11. OTHER SERVICES. Should the Board request that the Advisor or any shareholder or employee thereof render services for the Company other than as set forth in Section 3 hereof, such services shall be separately compensated and shall not be deemed to be services pursuant to the terms of this Agreement.
12. FIDELITY BOND. The Advisor shall maintain a fidelity bond for the benefit of the Company which bond shall insure the Company from losses of up to $5,000,000 and shall be of the type customarily purchased by entities performing services similar to those provided to the Company by the Advisor.
13. LIMITATION ON EXPENSES.

(a) Operating Expenses of the Company during the 12-month period ending with the last day of any fiscal quarter of the Company exceed the greater of (i) two percent of the Average Invested Assets during the same 12-month period or (ii) 25% of the Adjusted Net Income of the Company during the same 12-month period, then subject to paragraph (b) of this Section 13, such excess amount shall be the sole responsibility of the Advisor and the Company shall not be liable for payment therefor.
(b) Notwithstanding the foregoing, to the extent that the Advisor becomes responsible for any such excess amount, or a portion thereof as provided in paragraph (a), if a majority of the Independent Directors finds such excess amount justified based on such unusual and non-recurring factors as they deem sufficient, the Company shall reimburse the Advisor in future quarters for the full amount of such excess, or any portion thereof, but only to the extent such reimbursement would not cause the Company’s Operating Expenses to exceed the 2%/25% Guidelines in the 12-month period ending on any such quarter. In no event shall the Operating Expenses paid by the Company in any 12-month period ending at the end of a fiscal quarter exceed the 2%/25% Guidelines.
(c) Within 60 days after the end of any twelve-month period referred to in paragraph (a), the Advisor shall reimburse the Company for any amounts expended by the Company in such twelve-month period that exceeds the limitations provided in paragraph (a) unless the Independent Directors determine that such excess expenses are justified, as provided in paragraph (b), and provided the Operating Expenses for such later quarter would not thereby exceed the 2%/25% Guidelines.
(d) To the extent Organization and Offering Expenses payable by the Company exceed 15% of the Gross Offering Proceeds, the excess will be paid by the Advisor.
(e) All computations made under paragraphs (a) and (b) of this Section 13 shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.
(f) If the Advisor receives a Subordinated Incentive Fee for the sale of Property, Adjusted Net Income, for purposes of calculating the Operating Expenses, shall exclude the gain from the sale of such Property.
14. OTHER ACTIVITIES OF THE ADVISOR. Nothing herein contained shall prevent the Advisor from engaging in other activities, including without limitation direct investment by the Advisor and its Affiliates in assets that would be suitable for the Company, the rendering of advice to other investors (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of the Advisor or any of its Affiliates or of any director, officer, employee or shareholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each other participant therein. Without limiting the generality of the foregoing, the Company acknowledges that the Advisor provides or will provide services to other CPA REIT funds, whether now in existence or formed hereafter, and that the Advisor and its Affiliates may invest for their own account. The Advisor shall be responsible for promptly reporting to the Board the existence of any actual or potential conflict of interest that arises that may affect its performance of its duties under this Agreement. If the Sponsor, Advisor, Director or Affiliates thereof has or have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Advisor to adopt a reasonable method by which properties are to be allocated to the competing investment entities and to use its best efforts to apply such method fairly to the Company.
The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Company that is consistent with the investment policies and objectives of the Company, but subject to the last sentence of the preceding paragraph, neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company.
If the Advisor or its Affiliates is presented with a potential investment which might be made by the Company and by another investment entity which the Advisor or its Affiliates advises or manages, the Advisor shall consider, among other things, the investment portfolio of each entity, cash flow of each entity, the effect of the acquisition on the diversification of each entity’s portfolio, rental payments during any renewal period, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment, the amount of equity required to make the investment and the length of time such funds have been available for investment.
15. RELATIONSHIP OF ADVISOR AND COMPANY. The Company and the Advisor agree that they have not created and do not intend to create by this Agreement a joint venture or partnership relationship between them and nothing in this Agreement shall be construed to make them partners or joint venturers or impose any liability as partners or joint venturers on either of them.
16. TERM; TERMINATION OF AGREEMENT. This Agreement, as amended and restated, shall continue in force until September 30, 2010 and thereafter shall be automatically renewed for successive one year periods, unless either party shall give notice in writing of non-renewal to the other party not less than 60 days before the end of any such year.
17. TERMINATION BY COMPANY. At the sole option the Board (including a majority of the Independent Directors), this Agreement may be terminated immediately by written notice of termination from the Company to the Advisor upon the occurrence of events which would constitute Cause or if any of the following events occur:
(a) If the Advisor shall breach this Agreement; provided that such breach (i) is of a material term or condition of this Agreement and (ii) the Advisor has not cured such breach within 30 days of written notice thereof or, in the case of any breach that cannot be cured within 30 days by reasonable effort, has not taken all necessary action within a reasonable time period to cure such breach;
(b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor, for all or substantially all of its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or
(c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

Any notice of termination under Section 16 or 17 shall be effective on the date specified in such notice, which may be the day on which such notice is given or any date thereafter. The Advisor agrees that if any of the events specified in Section 17(b) or (c) shall occur, it shall give written notice thereof to the Board within 15 days after the occurrence of such event.
18. TERMINATION BY EITHER PARTY. This Agreement may be terminated immediately without penalty (but subject to the requirements of Section 20 hereof) by the Advisor by written notice of termination to the Company upon the occurrence of events which would constitute Good Reason or by the Company without cause or penalty (but subject to the requirements of Section 20 hereof) by action of a majority of the Independent Directors or by action of a majority of the Shareholders, in either case upon 60 days’ written notice.
19. ASSIGNMENT PROHIBITION. This Agreement may not be assigned by the Advisor without the approval of the Board (including a majority of the Independent Directors); provided, however, that such approval shall not be required in the case of an assignment to a corporation, partnership, association, trust or organization which may take over the assets and carry on the affairs of the Advisor, provided: (i) that at the time of such assignment, such successor organization shall be owned substantially by an entity directly or indirectly controlled by the Sponsor and only if such entity has a net worth of at least $5,000,000, and (ii) that the board of directors of the Advisor shall deliver to the Board a statement in writing indicating the ownership structure and net worth of the successor organization and a certification from the new Advisor as to its net worth. Such an assignment shall bind the assignees hereunder in the same manner as the Advisor is bound by this Agreement. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.
20. PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.
(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder but shall be entitled to receive from the Company the following:
(i) all unpaid reimbursements of Organization and Offering Expenses and of Operating Expenses payable to the Advisor;
(ii) all earned but unpaid Asset Management Fees payable to the Advisor prior to the Termination Date;
(iii) all earned but unpaid Subordinated Acquisition Fees and interest thereon, in each case payable to the Advisor relating to the acquisition of any Property prior to the Termination Date;
(iv) all earned but unpaid Subordinated Disposition Fees payable to the Advisor relating to the sale of any Property prior to the Termination Date;
(v) all earned but unpaid Loan Refinancing Fees payable to the Advisor relating to the financing or refinancing of any Property prior to the Termination Date; and

(vi) all earned but unpaid Property Management Fees payable to the Advisor or its Affiliates relating to the management of any property prior to the termination of this Agreement.
(b) Notwithstanding the foregoing, if this Agreement is terminated by the Company for Cause or by the Advisor other than for Good Reason, the Advisor will not be entitled to receive the sums in Section 20(a) above.
(c) If this Agreement is terminated by the Company for any reason other than Cause, by either party in connection with a Change of Control, or by the Advisor for Good Reason, the Advisor shall be entitled to payment of the Termination Fee. Notwithstanding the foregoing, the Advisor shall not be entitled to payment of the Termination Fee if:
(i) this Agreement is terminated because of failure of the Company and the Advisor to establish, following good-faith negotiations pursuant to Section 9(k) hereof, a fee structure appropriate for an entity with a perpetual life in the event the Shares are listed on a national securities exchange or are included for quotation on Nasdaq, or
(ii) the Subordinated Incentive Fee is paid to the Advisor as a result of the listing of the Shares on a national securities exchange or their inclusion for quotation on Nasdaq and this Agreement is terminated after such listing or inclusion.
(d) Any and all amounts payable to the Advisor pursuant to Section 20(a) and Section 20(c) that, irrespective of the termination, were payable on a current basis prior to the Termination Date either because they were not subordinated or all conditions to their payment had been satisfied, shall be paid within 90 days after the Termination Date. All other amounts payable to the Advisor pursuant to Section 20(a) and Section 20(c) shall be paid in a manner determined by the Board, but in no event on terms less favorable to the Advisor than those represented by a note (i) maturing upon the liquidation of the Company or three years from the Termination Date, whichever is earlier, (ii) with no less than twelve equal quarterly installments and (iii) bearing a fair, competitive and commercially reasonable interest rate (the “Note”) . The Note, if any, may be prepaid by the Company at any time prior to maturity with accrued interest to the date of payment but without premium or penalty. Notwithstanding the foregoing, any amounts that relate to Investment Assets (i) shall be an amount which provides compensation to the Advisor only for that portion of the holding period for the respective Investment Assets during which the Advisor provided services to the Company, (ii) shall not be due and payable until the Investment Asset to which such amount relates is sold or refinanced, and (iii) shall not bear interest until the Investment Asset to which such amount relates is sold or refinanced. A portion of the amount shall be paid as each Investment Asset owned by the Company on the Termination Date is sold. The portion of such amount payable upon each such sale shall be equal to (i) such amount multiplied by (ii) the percentage calculated by dividing the fair value (at the Termination Date) of the Investment Asset sold by the Company divided by the total fair value (at the Termination Date) of all Investment Assets owned by the Company on the Termination Date.
(e) The Advisor shall promptly upon termination:
(i) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
(iii) deliver to the Board all assets, including Properties and Loans, and documents of the Company then in the custody of the Advisor; and
(iv) cooperate with the Company to provide an orderly management transition.
21. INDEMNIFICATION BY THE COMPANY. (a) The Company shall not indemnify the Advisor or any of its Affiliates for any loss or liability suffered by the Advisor or the Affiliate, or hold the Advisor or the Affiliate harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:
(i) The Advisor or Affiliate has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company;
(ii) The Advisor or the Affiliate was acting on behalf of or performing services for the Company; and
(iii) Such liability or loss was not the result of negligence or misconduct by the Advisor or the Affiliate.
(b) Notwithstanding the foregoing, the Advisor and its Affiliates shall not be indemnified by the Company for any losses, liabilities or expenses arising from or out of the alleged violation of federal or state securities laws unless one or more of the following conditions are met:
(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;
(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or
(iii) A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violation of securities laws.
(c) The Company shall advance funds to the Advisor or its Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied:
(i) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;

(ii) The legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and
(iii) The Advisor or the Affiliate undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Advisor or Affiliate is found not to be entitled to indemnification.
(d) Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 21 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 22.
(e) Any amounts paid pursuant to this Section 21 shall be recoverable or paid only out the net assets of the Company and not from Shareholders.
22. INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company from liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, misconduct, negligence or reckless disregard of its duties.
23. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Board and to the Company:	Corporate Property Associates 15 Incorporated 50 Rockefeller Plaza New York, NY 10020

To the Advisor:	Carey Asset Management Corp. 50 Rockefeller Plaza New York, NY 10020
Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 23.
24. MODIFICATION. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.
25. SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
26. CONSTRUCTION. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York.
27. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
28. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
29. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
30. TITLES NOT TO AFFECT INTERPRETATION. The titles of Sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
31. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
32. NAME. W.P. Carey & Co. LLC has a proprietary interest in the name “Corporate Property Associates” and “CPA(R)” Accordingly, and in recognition of this right, if at any time the Company ceases to retain Carey Asset Management Corp., or an Affiliate thereof to perform the services of Advisor, the Company will, promptly after receipt of written request from Carey Asset Management Corp., cease to conduct business under or use the name “Corporate Property Associates” or “CPA(R)” or any diminutive thereof and the Company shall use its best efforts to change the name of the Company to a name that does not contain the name “Corporate Property Associates” or “CPA(R)” or any other word or words that might, in the sole discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Corporate Property Associates” or “CPA(R)” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or its Directors.
33. INITIAL INVESTMENT. The Advisor has contributed to the Company $200,000 in exchange for 20,000 Shares (the “Initial Investment”). The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment during the term of this Agreement. The restrictions included above shall not continue to apply to any Shares other than the Share acquired through the Initial Investment acquired by the Advisor or its Affiliates. The Advisor shall not vote any Shares it now owns or hereafter acquires in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the day and year first above written.

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
By:	/s/ Mark J. DeCesaris
	Name:	Mark J. DeCesaris
	Title:	Managing Director and Acting Chief Financial Officer

CAREY ASSET MANAGEMENT CORP.
By:	/s/ Gordon F. DuGan
	Name:	Gordon F. DuGan
	Title:	President and Chief Executive Officer

SCHEDULE A
This Schedule sets forth the terms governing any Shares issued by the Company to the Advisor in payment of advisory fees set forth in the Agreement.
1. Restrictions. The Shares are subject to vesting over a five-year period. The Shares shall vest ratably over a five-year period with 20% of the Shares paid in each payment vesting on each of the first through fifth anniversary of the date hereof. Prior to the vesting of the ownership of the Shares in the Advisor, the Shares may not be transferred by the Advisor.
2. Immediate Vesting. Upon the expiration of the Agreement for any reason other than a termination for Cause under paragraph 17 or upon a “Change of Control” of CPA(R):15 (as defined below), all Shares granted to the Advisor hereunder shall vest immediately and all restrictions shall lapse. For purposes of this Schedule A, a “Change of Control” of the Company shall be deemed to have occurred if there has been a change in the ownership of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if:
(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 14b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) or (B) the then outstanding common stock of the Company (in either such case other than as a result of acquisition of securities directly from the Company);
(ii) persons who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the date hereof whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall be considered an Incumbent Director; or
(iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting equity of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent entity, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.
Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares of Common Stock outstanding, increases (A) the proportionate number of Shares beneficially owned by any person to 25% or more of the Shares then outstanding, or

Sch A-1

(B) the proportionate voting power represented by the Shares beneficially owned by any person to 25% or more of the combined voting power of all then outstanding voting Securities; provided, however, that if any person referred to in clause (A) or (B) of this sentence shall thereafter become the beneficial owner of any additional Shares or other Voting Securities (other than pursuant to a Share split, Share dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i).
3. Exception. Notwithstanding anything else in this Agreement to the contrary, the Shares shall continue to vest according to the vesting schedule in Section 1 regardless of: (a) the expiration of the Advisory Agreement for any reason other than a termination by the Company for Cause or a resignation by the Advisor for other than Good Reason, (b) the merger of the Company and an Affiliate of the Company or (c) any “Change of Control” of the Company in connection with a merger with an Affiliate of the Company.

Sch A-2